Exhibit 10.13

EXHIBIT A

FORM OF

HAWKER BEECHCRAFT, INC.

ELECTION AGREEMENT

This ELECTION AGREEMENT (the “Election Agreement”), is made as of March 20, 2007 (the “Election Date”), between Hawker Beechcraft, Inc., a Delaware corporation (the “Company”), and the other signatory hereto (the “Participant”).

I hereby agree to purchase shares of common stock of the Company at a price of $10 per share in the amounts and on the dates set forth below, using the following consideration:

1. Cash on the closing date of the Company’s acquisition of the Hawker Beechcraft business (expected to occur on or about March 26, 2007) (the “Closing Date”): $                .

In connection with such purchase, I agree to execute as of the date of purchase the Subscription Agreement substantially in the form attached as Exhibit Fl to the Prospectus for the Hawker Beechcraft, Inc. Employee Equity Investment Plan, dated March 13, 2007 (the “Prospectus”).

2. Cash on or about April 26, 2007: $                .

In connection with such purchase, I agree to execute as of the date of purchase the Subscription Agreement substantially in the form attached as Exhibit F2 to the Prospectus.

3. Retention Program Amounts on the Closing Date: $                .

In connection with such purchase, I agree to execute as of the date of purchase the Restricted Stock Agreement substantially in the form attached as Exhibit G to the Prospectus.

This Election Agreement is binding and irrevocable.

IN WITNESS WHEREOF, the parties have signed this Election Agreement as of the date first written above.

PARTICIPANT	HAWKER BEECHCRAFT, INC.

Name: